UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2006

RASER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

UTAH	0-306567	87-0638510
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(801) 765-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

To the extent necessary or applicable, the information required by Item 8.01 of this report is incorporated by reference in this Item 1.02. Any such incorporation by reference does not constitute an admission by the Registrant that the Merger Agreement described in Item 8.01 has effectively been terminated.

Item 8.01.	Other Events.

On June 16, 2006, Raser Technologies, Inc., a Utah corporation (the “Registrant”) issued a press release announcing that Amp Resources, LLC (“Amp”) delivered a termination notice to the Registrant on June 16, 2006, with respect to the Agreement and Plan of Acquisition (the “Merger Agreement”), dated January 19, 2006, among the Registrant, Amp, Power Acquisition Corp. (“Merger Sub”) and John H. Stevens, as equityholder representative. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The Merger Agreement provides for the merger of Merger Sub with and into Amp, with Amp as the surviving entity and the wholly owned subsidiary of the Registrant (the “Merger”). Under the terms of the Merger Agreement, following the effective time of the Merger, (i) the equityholders of Amp will receive, in exchange for their membership interests, approximately $30 million in cash in the aggregate and up to 10 million shares of the Registrant’s common stock in the aggregate, (ii) all outstanding options to purchase securities of Amp will be assumed by the Registrant and will be exercisable for an equivalent number of securities of the Registrant pursuant to the terms of the Merger Agreement, and (iii) the Registrant will assume indebtedness of Amp in the aggregate amount of $58 million (plus accruing interest thereon), which consists of $20 million owed to Amp Capital, LLC and $38 million relating to Amp’s existing redemption obligations with respect to certain of its members. 1,133,274 shares of the Registrant’s common stock otherwise payable to the Amp equityholders will be placed in escrow to satisfy certain indemnification obligations of the equityholders of Amp pursuant to the Merger Agreement.

Brent M. Cook, the Chief Executive Officer of the Registrant, holds 40,016 Series A Preferred membership interests of Amp and 40,016 common membership interests in Amp, which collectively represent less than one percent of the outstanding equity interests of Amp.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2006

Raser Technologies, Inc.

By:	/s/ Brent Cook
Name:	Brent Cook
Title:	Chief Executive Officer

Exhibit No.	Description

99.1	Press Release dated June 16, 2006